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EXHIBIT 10.7

                           NATIONAL QUALITY CARE, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT


         THIS NONQUALIFIED STOCK OPTION AGREEMENT ("Agreement") is made as of December 18, 2001 by and between NATIONAL QUALITY CARE, INC., a Delaware corporation (the "Company"), with its principal office located at 1835 South La Cienega Boulevard, Suite 235, Los Angeles, California 90035 and Ronald P. Lang, M.D. ("Optionee"), with his office located at is 240 La Cienega Blvd., Suite 300, Beverly Hills, California 90212.

                                  R E C I T A L
                                  -------------

         WHEREAS, the Company and Victor Gura, M.D. have entered into a certain Technology Purchase Agreement and certain other related agreements, each of even date herewith;

         WHEREAS, the Company desires to recognize the contributions of the Optionee with respect to the development of the transferred technology underlying the Technology Purchase Agreement; and

         WHEREAS, in connection with the execution of the Technology Purchase Agreement, the Board of Directors of the Company (the "Board of Directors") has authorized the granting to Optionee of a non-qualified stock option to purchase the number of shares of Common Stock of the Company specified in Paragraph 1 hereof, at the price specified therein, such option to be for the term and upon the terms and conditions hereinafter stated.

                                A G R E E M E N T
                                -----------------

         NOW, THEREFORE, in consideration of the premises and of the undertakings of the parties hereto contained herein, it is hereby agreed:

         1. NUMBER OF SHARES; OPTION PRICE. Pursuant to said action of the Board of Directors, the Company hereby grants to Optionee, the option ("Option") to purchase up to 1,500,000 shares ("Option Shares") of Common Stock of the Company, at the exercise price of $1.25 per share.

         2. TERM. The Options shall expire five (5) years from the date of vesting of the respective Options, as described in Section 3 below, but in no event later than ten (10) years from the date first written above.

         3. SHARES SUBJECT TO EXERCISE. The Options shall be exercisable as follows:

                  (a) 300,000 Options shall vest upon the filing and execution of the Technology Purchase Agreement and the exhibits thereto effecting the assignment to the Company of each of the patent applications relating to the Renal Replacement Patent and the Peritoneal Patent, as such terms are defined in the Technology Purchase Agreement.




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                  (b) 300,000 Options shall vest upon the completion by the
         Company of the first prototype of the Wearable Continuous Renal Replacement Therapy Device.

                  (c) 300,000 Options shall vest upon the successful completion by the Company of animal studies in connection with an application for marketing approval with respect to a product related to the Wearable Continuous Renal Replacement Therapy Device, such that the United States Food and Drug Administration ("USFDA") allows initial human trials with respect to such product to commence.

                  (d) 300,000 Options shall vest upon the successful completion by the Company of human studies on at least ten (10) patients in connection with an application for marketing approval with respect to a product related to the Wearable Continuous Renal Replacement Therapy Device.

                  (e) 300,000 Options shall vest upon the granting by USFDA of pre-marketing approval or full marketing approval for a product related to the Wearable Continuous Renal Replacement Therapy Device; PROVIDED, HOWEVER, in the event such approval shall be granted, and the Options, which may vest under Sections 3(c) or (d) shall not have otherwise vested, then the Options referenced in Section 3(c) or (d) shall vest simultaneously with the vesting of the Options in the initial clause of this Section 3(e).

         4. METHOD AND TIME OF EXERCISE. The Option may be exercised by written notice delivered to the Company stating the number of shares with respect to which the Option is being exercised, together with a check made payable to the Company in the amount of the purchase price of such shares plus the amount of applicable federal, state and local withholding taxes, and the written statement provided for in Paragraph 8 hereof, if required by such Paragraph 8. No fewer than 100 shares may be purchased at any one time unless the number purchased is the total number purchasable under such Option at the time. Only whole shares may be purchased.

         5. TAX WITHHOLDING. As a condition to exercise of this Option, the Company may require the Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of this Option. At the discretion of the Company and upon the request of the Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of shares of Common Stock otherwise issuable to the Optionee upon the exercise of this Option.

         6. NONTRANSFERABILITY. This Option may not be assigned or transferred except, if applicable, by will or by the laws of descent and distribution, and may be exercised only by Optionee during Optionee's lifetime and after Optionee's death, by Optionee's representative or by the person entitled thereto under Optionee's will or the laws of intestate succession; PROVIDED, HOWEVER, that, Optionee, with the approval of the Board of Directors, may transfer this Option, for no consideration, to or for the benefit of Optionee's Immediate Family (including, without limitation, to a trust for the benefit of members of Optionee's Immediate Family or to a partnership or limited liability company for one or more members of Optionee's Immediate Family), subject to such limits as


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the Board of Directors may establish, and the transferee shall remain subject to all terms and conditions applicable to the Option prior to such transfer. The foregoing right to transfer the Option shall apply to the right to consent to amendments to this Agreement and, in the discretion of the Board of Directors, shall also apply to the right to transfer ancillary rights associated with the Option. The term "Immediate Family" shall mean Optionee's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and for this purpose, shall also include Optionee). In no event shall any purported transfer be effective until such time that the Optionee shall deliver to the Company a duly completed and signed written Assignment, substantially in the form attached to this Option. The Company shall have no obligation whatever to give notice to any transferee of any matter, including without limitation early termination of any Option in accordance with the terms and conditions of this Agreement.

         7. OPTIONEE NOT A SHAREHOLDER. Optionee shall have no rights as a shareholder with respect to the Common Stock of the Company covered by the Option until the date of issuance of a stock certificate or stock certificates to him upon exercise of the Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

         8. RESTRICTIONS ON SALE OF SHARES. Optionee represents and agrees that, upon Optionee's exercise of the Option in whole or part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the shares issued to him, he will acquire the shares issuable upon exercise of this Option for the purpose of investment and not with a view to their resale or further distribution, and that upon each exercise thereof Optionee will furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. Optionee agrees that any certificates issued upon exercise of this Option may bear a legend indicating that their transferability is restricted in accordance with applicable state or federal securities law. Any person or persons entitled to exercise this Option under the provisions of Paragraph 5 hereof shall, upon each exercise of the Option under circumstances in which Optionee would be required to furnish such a written statement, also furnish to the Company a written statement to the same effect, satisfactory to the Company in form and substance, PROVIDED HOWEVER, that the Company shall use its best efforts to cause the shares underlying the Option to be registered at the earliest practicable time.

         9. NOTICES. All notices, requests or other communications under this Agreement shall be in writing, and shall be sent to the Parties at their mailing addresses listed in the first page of this Agreement, and shall be deemed to have been duly given on the date of service if sent by facsimile (provided a hard copy is sent in one of the manners specified below), or on the day following service if sent by overnight air courier service with next day delivery with written confirmation of delivery, or five (5) days after mailing if sent by first class, registered or certified mail, return receipt requested. Each Party is required to notify the other Parties in the above manner of any change of address.

         10. ADJUSTMENTS. If there is any change in the capitalization of the Company affecting in any manner the number or kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate pursuant to Section 2 hereof), then the number and kind of shares then subject to the Option and the price to be paid therefor shall be appropriately adjusted by the Board of Directors; PROVIDED, HOWEVER, that in no event shall any such adjustment result in the Company's being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the price of each Share or other unit of security covered by this Option.


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         11. CESSATION OF CORPORATE EXISTENCE. Notwithstanding any other provision of this Option, upon the dissolution or liquidation of the Company, the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of substantially all the assets of the Company or of more than 50% of the then outstanding stock of the Company to another corporation or other entity, the Option granted hereunder shall terminate; provided, however, that:
(i) each Option for which no option has been tendered by the surviving corporation in accordance with all of the terms of provision (ii) immediately below shall, within five days before the effective date of such dissolution or liquidation, merger or consolidation or sale of assets in which the Company is not the surviving corporation or sale of stock, become fully exercisable; or
(ii) in its sole and absolute discretion, the surviving corporation may, but shall not be so obligated to, tender to any Optionee, an option to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required substantially to preserve the rights and benefits of this Option.

         12. INVALID PROVISIONS. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

         13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         14. COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other.




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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                           NATIONAL QUALITY CARE, INC.

                                           ("Company")




                                           By: /S/ VICTOR GURA, M.D.
                                               ---------------------------------
                                               Victor Gura M.D.
                                               Chief Executive Officer


Social Security Number
or Employer Identification
Number:                                    ("Optionee")

-----------------------

                                           /S/ RONALD LANG, M.D.
                                           -------------------------------------
                                           Ronald P. Lang

                                           Address:

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